Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of our report dated June 1, 2006, relating to the December 31, 2005 consolidated financial statements and financial statement schedules of Hemispherx Biopharma, Inc. and subsidiaries, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP
Philadelphia, Pennsylvania
April 24, 2008